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                                                                    Exhibit 99
IMMEDIATE RELEASE


FROM:    USA Detergents, Inc.
         1735 Jersey Avenue, North Brunswick, NJ  08902

         MWW/STRATEGIC COMMUNICATIONS, INC.
         Public Relations - Tel. (201) 507-9500
         Contact: Media: Carreen Winters (cwinters@mww.com)


                    USA DETERGENTS POSTPONES ANNUAL MEETING


    NORTH BRUNSWICK, NJ, August 11, 1997 -- USA Detergents, Inc. (Nasdaq National Market: (USAD) announced today that it has postponed its Annual Meeting which was scheduled to be held in New York on August 13th. The Company expects to reschedule the meeting for some time in the fall.

    USA Detergents, Inc. is a leading manufacturer and marketer of quality nationally distributed value brand laundry and household cleaning products. The Company sells its products to retailers throughout the United States, including mass merchandisers, supermarkets, variety and dollar stores, drug stores and small grocery stores.